Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	January 16, 2013

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES 2012 FOURTH QUARTER

AND FULL-YEAR PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for 2012.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the fourth quarter of 2012 rose 108% to $2.16 from $1.04 in the year-earlier quarter and were comparable to $2.17 in the third quarter of 2012. GAAP-basis net income in the recent quarter totaled $296 million, up from $148 million and $293 million in the fourth quarter of 2011 and the third quarter of 2012, respectively. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income for the recent quarter was 1.45% and 12.10%, respectively, compared with .75% and 6.12%, respectively, in the year-earlier quarter and 1.45% and 12.40%, respectively, in the third quarter of 2012.

For the year ended December 31, 2012, diluted earnings per common share were $7.54, up 19% from $6.35 in 2011. Net income rose to $1.03 billion in 2012 from $859 million in the previous year. Expressed as a rate of return on average assets and average common shareholders’ equity, net income in 2012 was 1.29% and 10.96%, respectively, compared with 1.16% and 9.67%, respectively, in 2011.

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M&T BANK CORPORATION

Commenting on M&T’s performance, René F. Jones, Executive Vice President and Chief Financial Officer, noted, “This was a year of tremendous accomplishment, in which M&T recorded record levels of net income and earnings per share. Revenues were up in most major categories, led by exceptional growth in mortgage banking. We continued to extend credit throughout the communities we serve, and as a result, loans rose an impressive $6.5 billion or 11% from the end of 2011, all while improving our capital base and expanding the services we offer our customers. The fourth quarter was a continuation of those trends, positioning us well for continued success in 2013. As we await shareholder and regulatory approvals for our proposed acquisition of Hudson City Bancorp, Inc., we are working diligently to prepare to welcome our new employees and customers to M&T.”

While there were no unusual items included in M&T’s results during the recent quarter, the fourth quarter of 2011 included several items of note: a $79 million (pre-tax effect) other-than-temporary impairment charge related to M&T’s 20% investment in Bayview Lending Group LLC (“BLG”); $55 million of income in full settlement of a lawsuit arising from a 2007 investment in collateralized debt obligations; and a $30 million tax-deductible cash contribution to The M&T Charitable Foundation. The after-tax impact of those three items reduced the previous year’s fourth quarter net income by $33 million, or $.26 of diluted earnings per common share.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit

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intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses and gains associated with merging acquired operations into M&T, since such amounts are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, were $2.23 in the recent quarter, compared with $1.20 in the year-earlier period and $2.24 in the third quarter of 2012. Net operating income for the fourth quarter of 2012 was $305 million, improved from $168 million in the year-earlier quarter and $302 million in the third quarter of 2012. For the three months ended December 31, 2012, net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.56% and 20.46%, respectively, compared with .89% and 12.36% in the corresponding 2011 period and 1.56% and 21.53%, respectively, in the third quarter of 2012.

Diluted net operating earnings per common share rose 20% to $7.88 in 2012 from $6.55 in 2011. Net operating income for 2012 and 2011 totaled $1.07 billion and $884 million, respectively. Net operating income in 2012 expressed as a rate of return on average tangible assets and average tangible common shareholders’ equity was 1.40% and 19.42%, respectively, compared with 1.26% and 17.96%, respectively, in 2011.

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Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income aggregated $674 million in the recent quarter, up from $669 million in the third quarter of 2012. That improvement resulted from an increase in average earning assets, most notably a $1.6 billion rise in average loans and leases, partially offset by a 3 basis point narrowing of the net interest margin to 3.74% in the fourth quarter, compared with 3.77% in the immediately preceding quarter. Taxable-equivalent net interest income in the recent quarter increased $49 million from $625 million in the fourth quarter of 2011 reflecting a $2.9 billion rise in average earning assets and a 14 basis point widening of the net interest margin. For the year ended December 31, 2012, net interest income on a taxable-equivalent basis rose 9% to $2.62 billion from $2.42 billion in 2011 as a result of a 12%, or $6.5 billion, increase in average loans and leases. Significantly, the net interest margin held steady at 3.73% in 2012 as compared with the prior year despite a challenging low interest rate environment.

Provision for Credit Losses/Asset Quality. Credit quality remained strong. The provision for credit losses was $49 million during the fourth quarter of 2012, compared with $74 million in the year-earlier quarter and $46 million in the third quarter of 2012. Net charge-offs of loans were $44 million in the recent quarter, representing an annualized .27% of average loans outstanding, compared with $74 million or .50% in the final quarter of 2011 and $42 million or .26% in 2012’s third quarter. The provision for credit losses declined 24% to $204 million for the year ended December 31, 2012 from $270 million in 2011. Net loan charge-offs for the year totaled $186 million, or .30% of average loans outstanding, compared with $265 million, or .47% of average loans in 2011.

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M&T BANK CORPORATION

Loans classified as nonaccrual totaled $1.01 billion, or 1.52% of total loans at December 31, 2012, compared with $1.10 billion or 1.83% a year earlier and $925 million or 1.44% at September 30, 2012. The increase in nonaccrual loans from September 30, 2012 resulted largely from the addition of $64 million of loans to a single borrower that are fully secured by residential real estate.

Assets taken in foreclosure of defaulted loans were $104 million at December 31, 2012, down from $157 million and $112 million at December 31, 2011 and September 30, 2012, respectively.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. Reflecting those analyses, the allowance for credit losses was $926 million at December 31, 2012, compared with $908 million a year earlier and $921 million at September 30, 2012. The allowance expressed as a percentage of outstanding loans was 1.39% at the recent quarter-end, compared with 1.51% at December 31, 2011 and 1.44% at September 30, 2012.

Noninterest Income and Expense. Noninterest income totaled $453 million in the recently completed quarter, compared with $398 million and $446 million in the final quarter of 2011 and the third quarter of 2012, respectively. Reflected in those amounts were net losses from investment securities of $14 million, $25 million and $5 million, each predominantly due to other-than-temporary impairment charges. Also included in noninterest income in the fourth quarter of 2011 was the $55 million favorable litigation settlement related to M&T’s 2007 investment in certain collateralized debt obligations, as previously noted.

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M&T BANK CORPORATION

Excluding the specific items referred to in the preceding paragraph, noninterest income was $468 million in the recent quarter, increasing from $368 million in the year-earlier quarter and $451 million in the third quarter of 2012. The rise in noninterest income in the recent quarter as compared with those earlier quarters was predominantly due to higher mortgage banking revenues.

Noninterest income aggregated $1.67 billion and $1.58 billion during the years ended December 31, 2012 and 2011, respectively. The most significant contributors to the rise in noninterest income in 2012 as compared with 2011 were higher mortgage banking revenues and trust income, the latter reflecting the full-year impact of the acquisition of Wilmington Trust Corporation (“Wilmington Trust”). Partially offsetting those factors were net gains from investment securities, the previously noted litigation settlement and merger-related gains, all reflected in M&T’s 2011 results.

Noninterest expense in the fourth quarter of 2012 totaled $626 million, compared with $740 million in the year-earlier quarter and $616 million in 2012’s third quarter. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $612 million in the recent quarter, compared with $706 million and $602 million in the fourth quarter of 2011 and the third quarter of 2012, respectively. Reflected in noninterest expense in the fourth quarter of 2011 was the aforementioned $79 million impairment charge related to BLG and the $30 million charitable contribution.

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M&T BANK CORPORATION

For the year ended December 31, 2012, noninterest expense aggregated $2.51 billion, compared with $2.48 billion in the previous year. Excluding those previously noted expenses considered to be nonoperating in nature, noninterest operating expenses were $2.44 billion in 2012 and $2.33 billion in 2011. That increase was largely attributable to the full-year impact of the operations obtained in the Wilmington Trust acquisition.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related gains), measures the relationship of operating expenses to revenues. As a result of revenue growth that has outpaced increases in operating expenses, M&T’s efficiency ratio improved to 53.6% in the recent quarter from 67.4% in the year-earlier quarter and 53.7% in the third quarter of 2012. The efficiency ratio for the year ended December 31, 2012 was 56.2%, also improved, from 60.4% in 2011. The improved efficiency ratio reflects the significant progress made in the integration of the operations obtained in the May 2011 acquisition of Wilmington Trust.

Balance Sheet. M&T had total assets of $83.0 billion at December 31, 2012, up from $77.9 billion a year earlier. Loans and leases, net of unearned discount, totaled $66.6 billion at the 2012 year-end, $6.5 billion or 11% higher than $60.1 billion at December 31, 2011. The pace of growth in outstanding loans and leases during 2012’s final quarter remained robust, increasing $2.5 billion, or 4%, from $64.1 billion at September 30, 2012. That growth reflects increases in commercial loans, commercial real estate loans and residential real estate loans. Total deposits were $65.6 billion at December 31, 2012, $6.2

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billion or 10% higher than $59.4 billion a year earlier and $1.6 billion or 3% above $64.0 billion at September 30, 2012.

Total shareholders’ equity rose 10% to $10.2 billion at December 31, 2012 from $9.3 billion a year earlier, representing 12.29% and 11.90% respectively, of total assets. Common shareholders’ equity was $9.3 billion, or $72.73 per share at December 31, 2012, compared with $8.4 billion, or $66.82 per share, a year earlier. Tangible equity per common share rose 18% to $44.61 at December 31, 2012 from $37.79 a year earlier. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 7.20% at December 31, 2012, compared with 6.40% and 7.04% at December 31, 2011 and September 30, 2012, respectively. M&T’s estimated Tier 1 common ratio was 7.57% at December 31, 2012, compared with 6.86% and 7.46% at December 31, 2011 and September 30, 2012, respectively.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss fourth quarter and full-year financial results today at 10:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID #86834125. The conference call will be webcast live on M&T’s website at
http://ir.mandtbank.com/events.cfm. A replay of the call will be available until January 19, 2013 by calling (800)585-8367, or
(404)537-3406 for international participants, and by making reference to ID #86834125. The event will also be archived and

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available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital

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requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

	Three months ended December 31			Year ended December 31
Amounts in thousands, except per share	2012	2011	Change	2012	2011	Change
Performance
Net income	$296,193	147,740	100%	$1,029,498	859,479	20%
Net income available to common shareholders	276,605	129,804	113	953,429	781,765	22

Per common share:
Basic earnings	$2.18	1.04	110%	$7.57	6.37	19%
Diluted earnings	2.16	1.04	108	7.54	6.35	19
Cash dividends	$.70	.70	—	$2.80	2.80	—

Common shares outstanding:
Average - diluted (1)	127,800	124,736	2%	126,405	123,079	3%
Period end (2)	128,234	125,752	2	128,234	125,752	2

Return on (annualized):
Average total assets	1.45%	.75%		1.29%	1.16%
Average common shareholders’ equity	12.10%	6.12%		10.96%	9.67%
Taxable-equivalent net interest income	$673,929	624,566	8%	$2,624,907	2,415,632	9%
Yield on average earning assets	4.17%	4.17%		4.22%	4.35%
Cost of interest-bearing liabilities	.67%	.82%		.74%	.87%
Net interest spread	3.50%	3.35%		3.48%	3.48%
Contribution of interest-free funds	.24%	.25%		.25%	.25%
Net interest margin	3.74%	3.60%		3.73%	3.73%
Net charge-offs to average total net loans (annualized)	.27%	.50%		.30%	.47%

Net operating results (3)
Net operating income	$304,657	168,410	81%	$1,072,510	884,253	21%
Diluted net operating earnings per common share	2.23	1.20	86	7.88	6.55	20
Return on (annualized):
Average tangible assets	1.56%	.89%		1.40%	1.26%
Average tangible common equity	20.46%	12.36%		19.42%	17.96%
Efficiency ratio	53.63%	67.38%		56.19%	60.43%

	At December 31
Loan quality	2012	2011	Change
Nonaccrual loans	$1,013,176	1,097,581	-8%
Real estate and other foreclosed assets	104,279	156,592	-33%

Total nonperforming assets	$1,117,455	1,254,173	-11%

Accruing loans past due 90 days or more (4)	$358,397	287,876	24%
Government guaranteed loans included in totals above:
Nonaccrual loans	$57,420	40,529	42%
Accruing loans past due 90 days or more	316,403	252,503	25%
Renegotiated loans	$271,971	214,379	27%
Acquired accruing loans past due 90 days or more (5)	$166,554	163,738	2%
Purchased impaired loans (6):
Outstanding customer balance	$828,571	1,267,762	-35%
Carrying amount	447,114	653,362	-32%
Nonaccrual loans to total net loans	1.52%	1.83%
Allowance for credit losses to total loans	1.39%	1.51%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Performance
Net income	$296,193	293,462	233,380	206,463	147,740
Net income available to common shareholders	276,605	273,896	214,716	188,241	129,804

Per common share:
Basic earnings	$2.18	2.18	1.71	1.50	1.04
Diluted earnings	2.16	2.17	1.71	1.50	1.04
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	127,800	126,292	125,897	125,616	124,736
Period end (2)	128,234	127,461	126,645	126,534	125,752

Return on (annualized):
Average total assets	1.45%	1.45%	1.17%	1.06%	.75%
Average common shareholders’ equity	12.10%	12.40%	10.12%	9.04%	6.12%
Taxable-equivalent net interest income	$673,929	669,256	654,628	627,094	624,566
Yield on average earning assets	4.17%	4.23%	4.25%	4.24%	4.17%
Cost of interest-bearing liabilities	.67%	.71%	.76%	.80%	.82%
Net interest spread	3.50%	3.52%	3.49%	3.44%	3.35%
Contribution of interest-free funds	.24%	.25%	.25%	.25%	.25%
Net interest margin	3.74%	3.77%	3.74%	3.69%	3.60%
Net charge-offs to average total net loans (annualized)	.27%	.26%	.34%	.32%	.50%

Net operating results (3)
Net operating income	$304,657	302,060	247,433	218,360	168,410
Diluted net operating earnings per common share	2.23	2.24	1.82	1.59	1.20

Return on (annualized):
Average tangible assets	1.56%	1.56%	1.30%	1.18%	.89%
Average tangible common equity	20.46%	21.53%	18.54%	16.79%	12.36%
Efficiency ratio	53.63%	53.73%	56.86%	61.09%	67.38%

Loan quality	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Nonaccrual loans	$1,013,176	925,231	968,328	1,065,229	1,097,581
Real estate and other foreclosed assets	104,279	112,160	115,580	140,297	156,592

Total nonperforming assets	$1,117,455	1,037,391	1,083,908	1,205,526	1,254,173

Accruing loans past due 90 days or more (4)	$358,397	309,420	274,598	273,081	287,876

Government guaranteed loans included in totals above:
Nonaccrual loans	$57,420	54,583	48,712	44,717	40,529
Accruing loans past due 90 days or more	316,403	280,410	255,495	252,622	252,503
Renegotiated loans	$271,971	266,526	267,111	213,024	214,379
Acquired accruing loans past due 90 days or more (5)	$166,554	161,424	162,487	165,163	163,738

Purchased impaired loans (6):
Outstanding customer balance	$828,571	978,731	1,037,458	1,158,829	1,267,762
Carrying amount	447,114	528,001	560,700	604,779	653,362
Nonaccrual loans to total net loans	1.52%	1.44%	1.54%	1.75%	1.83%
Allowance for credit losses to total loans	1.39%	1.44%	1.46%	1.49%	1.51%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 19.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2012	2011	Change	2012	2011	Change
Interest income	$745,353	716,000	4%	$2,941,685	2,792,087	5%
Interest expense	77,931	97,969	-20	343,169	402,331	-15

Net interest income	667,422	618,031	8	2,598,516	2,389,756	9
Provision for credit losses	49,000	74,000	-34	204,000	270,000	-24

Net interest income after provision for credit losses	618,422	544,031	14	2,394,516	2,119,756	13
Other income
Mortgage banking revenues	116,546	40,573	187	349,064	166,021	110
Service charges on deposit accounts	112,364	104,071	8	446,698	455,095	-2
Trust income	116,915	113,820	3	471,852	332,385	42
Brokerage services income	14,872	13,341	11	59,059	56,470	5
Trading account and foreign exchange gains	10,356	7,971	30	35,634	27,224	31
Gain on bank investment securities	—	1	—	9	150,187	—
Other-than-temporary impairment losses recognized in earnings	(14,491)	(24,822)	—	(47,822)	(77,035)	—
Equity in earnings of Bayview Lending Group LLC	(4,941)	(5,419)	—	(21,511)	(24,231)	—
Other revenues from operations	101,543	148,918	-32	374,287	496,796	-25

Total other income	453,164	398,454	14	1,667,270	1,582,912	5
Other expense
Salaries and employee benefits	323,010	312,528	3	1,314,540	1,203,993	9
Equipment and net occupancy	62,884	65,080	-3	257,551	249,514	3
Printing, postage and supplies	10,417	11,399	-9	41,929	40,917	2
Amortization of core deposit and other intangible assets	13,865	17,162	-19	60,631	61,617	-2
FDIC assessments	23,398	27,826	-16	101,110	100,230	1
Other costs of operations	192,572	305,588	-37	733,499	821,797	-11

Total other expense	626,146	739,583	-15	2,509,260	2,478,068	1
Income before income taxes	445,440	202,902	120	1,552,526	1,224,600	27
Applicable income taxes	149,247	55,162	171	523,028	365,121	43

Net income	$296,193	147,740	100%	$1,029,498	859,479	20%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Interest income	$745,353	744,851	737,386	714,095	716,000
Interest expense	77,931	82,129	89,403	93,706	97,969

Net interest income	667,422	662,722	647,983	620,389	618,031
Provision for credit losses	49,000	46,000	60,000	49,000	74,000

Net interest income after provision for credit losses	618,422	616,722	587,983	571,389	544,031

Other income
Mortgage banking revenues	116,546	106,812	69,514	56,192	40,573
Service charges on deposit accounts	112,364	114,463	110,982	108,889	104,071
Trust income	116,915	115,709	122,275	116,953	113,820
Brokerage services income	14,872	14,114	16,172	13,901	13,341
Trading account and foreign exchange gains	10,356	8,469	6,238	10,571	7,971
Gain (loss) on bank investment securities	—	372	(408)	45	1
Other-than-temporary impairment losses recognized in earnings	(14,491)	(5,672)	(16,173)	(11,486)	(24,822)
Equity in earnings of Bayview Lending Group LLC	(4,941)	(5,183)	(6,635)	(4,752)	(5,419)
Other revenues from operations	101,543	96,649	89,685	86,410	148,918

Total other income	453,164	445,733	391,650	376,723	398,454

Other expense
Salaries and employee benefits	323,010	321,746	323,686	346,098	312,528
Equipment and net occupancy	62,884	64,248	65,376	65,043	65,080
Printing, postage and supplies	10,417	8,272	11,368	11,872	11,399
Amortization of core deposit and other intangible assets	13,865	14,085	15,907	16,774	17,162
FDIC assessments	23,398	23,801	24,962	28,949	27,826
Other costs of operations	192,572	183,875	186,093	170,959	305,588

Total other expense	626,146	616,027	627,392	639,695	739,583
Income before income taxes	445,440	446,428	352,241	308,417	202,902
Applicable income taxes	149,247	152,966	118,861	101,954	55,162

Net income	$296,193	293,462	233,380	206,463	147,740

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15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2012	2011	Change
ASSETS
Cash and due from banks	$1,983,615	1,449,547	37%
Interest-bearing deposits at banks	129,945	154,960	-16
Federal funds sold and agreements to resell securities	3,000	2,850	5
Trading account assets	488,966	561,834	-13
Investment securities	6,074,361	7,673,154	-21
Loans and leases:
Commercial, financial, etc	17,776,953	15,734,436	13
Real estate - commercial	25,993,790	24,411,114	6
Real estate - consumer	11,240,837	7,923,165	42
Consumer	11,559,377	12,027,290	-4

Total loans and leases, net of unearned discount	66,570,957	60,096,005	11
Less: allowance for credit losses	925,860	908,290	2

Net loans and leases	65,645,097	59,187,715	11
Goodwill	3,524,625	3,524,625	—
Core deposit and other intangible assets	115,763	176,394	-34
Other assets	5,043,431	5,193,208	-3

Total assets	$83,008,803	77,924,287	7%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$24,240,802	20,017,883	21%
Interest-bearing deposits	40,325,932	39,020,839	3
Deposits at Cayman Islands office	1,044,519	355,927	193

Total deposits	65,611,253	59,394,649	10
Short-term borrowings	1,074,482	782,082	37
Accrued interest and other liabilities	1,512,717	1,790,121	-15
Long-term borrowings	4,607,758	6,686,226	-31

Total liabilities	72,806,210	68,653,078	6
Shareholders’ equity:
Preferred	872,500	864,585	1
Common (1)	9,330,093	8,406,624	11

Total shareholders’ equity	10,202,593	9,271,209	10

Total liabilities and shareholders’ equity	$83,008,803	77,924,287	7%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $240.3 million at December 31, 2012 and $356.4 million at December 31, 2011.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2012	2012	2012	2012	2011
ASSETS
Cash and due from banks	$1,983,615	1,622,928	1,421,831	1,344,092	1,449,547
Interest-bearing deposits at banks	129,945	411,994	1,069,717	1,282,040	154,960
Federal funds sold and agreements to resell securities	3,000	—	1,000	—	2,850
Trading account assets	488,966	526,844	544,938	517,620	561,834
Investment securities	6,074,361	6,624,004	7,057,300	7,195,296	7,673,154
Loans and leases:
Commercial, financial, etc	17,776,953	16,704,575	16,395,587	15,938,672	15,734,436
Real estate - commercial	25,993,790	24,970,416	24,898,707	24,486,555	24,411,114
Real estate - consumer	11,240,837	10,808,220	9,811,525	8,696,594	7,923,165
Consumer	11,559,377	11,628,744	11,745,453	11,799,929	12,027,290

Total loans and leases, net of unearned discount	66,570,957	64,111,955	62,851,272	60,921,750	60,096,005
Less: allowance for credit losses	925,860	921,223	917,028	909,006	908,290

Net loans and leases	65,645,097	63,190,732	61,934,244	60,012,744	59,187,715
Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	115,763	129,628	143,713	159,619	176,394
Other assets	5,043,431	5,054,478	5,110,210	5,150,851	5,193,208

Total assets	$83,008,803	81,085,233	80,807,578	79,186,887	77,924,287

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$24,240,802	22,968,401	22,854,794	20,648,970	20,017,883
Interest-bearing deposits	40,325,932	39,636,104	39,327,849	39,868,782	39,020,839
Deposits at Cayman Islands office	1,044,519	1,402,753	366,164	395,191	355,927

Total deposits	65,611,253	64,007,258	62,548,807	60,912,943	59,394,649
Short-term borrowings	1,074,482	592,154	975,575	511,981	782,082
Accrued interest and other liabilities	1,512,717	1,570,758	1,965,421	1,856,749	1,790,121
Long-term borrowings	4,607,758	4,969,536	5,687,868	6,476,526	6,686,226

Total liabilities	72,806,210	71,139,706	71,177,671	69,758,199	68,653,078
Shareholders’ equity:
Preferred	872,500	870,416	868,433	866,489	864,585
Common (1)	9,330,093	9,075,111	8,761,474	8,562,199	8,406,624

Total shareholders’ equity	10,202,593	9,945,527	9,629,907	9,428,688	9,271,209

Total liabilities and shareholders’ equity	$83,008,803	81,085,233	80,807,578	79,186,887	77,924,287

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $240.3 million at December 31, 2012, $230.1 million at September 30, 2012, $277.8 million at June 30, 2012, $331.3 million at March 31, 2012 and $356.4 million at December 31, 2011.

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17-17-17-17-17

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended				Change in balance
	December 31,		December 31,		September 30,		December 31, 2012 from		December 31,
Dollars in millions	2012		2011		2012		December 31,	September 30,	2012		2011
	Balance	Rate	Balance	Rate	Balance	Rate	2011	2012	Balance	Rate	Balance	Rate
ASSETS
Interest-bearing deposits at banks	$273	.15%	1,973	.25%	298	.18%	-86%	-9%	$528	.23%	1,195	.25%	-56%
Federal funds sold and agreements to resell securities	3	.57	6	.38	4	.55	-51	-28	4	.55	180	.11	-98
Trading account assets	97	1.45	82	1.30	94	1.13	18	3	96	1.45	94	1.50	2
Investment securities	6,295	3.31	7,633	3.48	6,811	3.39	-18	-8	6,969	3.44	7,064	3.82	-1

Loans and leases, net of unearned discount
Commercial, financial, etc	16,995	3.68	15,392	3.78	16,504	3.73	10	3	16,336	3.71	14,655	3.85	11
Real estate - commercial	25,332	4.50	24,108	4.47	24,995	4.61	5	1	24,907	4.50	22,901	4.59	9
Real estate - consumer	11,087	4.10	7,480	4.77	10,296	4.29	48	8	9,727	4.33	6,778	4.93	43
Consumer	11,597	4.69	12,097	4.87	11,660	4.76	-4	-1	11,732	4.77	11,865	4.99	-1

Total loans and leases, net	65,011	4.28	59,077	4.39	63,455	4.34	10	2	62,702	4.35	56,199	4.53	12

Total earning assets	71,679	4.17	68,771	4.17	70,662	4.23	4	1	70,299	4.22	64,732	4.35	9
Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—
Core deposit and other intangible assets	122		185		136		-34	-10	144		168		-14
Other assets	6,040		5,912		6,109		2	-1	6,015		5,552		8

Total assets	$81,366		78,393		80,432		4%	1%	$79,983		73,977		8%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
NOW accounts	$881	.14	826	.15	875	.15	7%	1%	$856	.16	753	.15	14%
Savings deposits	34,587	.19	32,179	.27	33,298	.20	7	4	33,398	.20	30,403	.28	10
Time deposits	4,727	.79	6,379	.93	5,164	.84	-26	-8	5,347	.86	6,480	1.10	-17
Deposits at Cayman Islands office	763	.18	512	.15	702	.19	49	9	605	.19	779	.12	-22

Total interest-bearing deposits	40,958	.26	39,896	.37	40,039	.28	3	2	40,206	.29	38,415	.41	5

Short-term borrowings	677	.16	674	.10	976	.15	—	-31	839	.15	827	.12	1
Long-term borrowings	4,510	4.52	6,574	3.66	5,006	4.27	-31	-10	5,527	4.08	6,959	3.50	-21

Total interest-bearing liabilities	46,145	.67	47,144	.82	46,021	.71	-2	—	46,572	.74	46,201	.87	1
Noninterest-bearing deposits	23,311		20,103		22,704		16	3	21,761		17,273		26
Other liabilities	1,805		1,733		1,918		4	-6	1,947		1,499		30

Total liabilities	71,261		68,980		70,643		3	1	70,280		64,973		8
Shareholders’ equity	10,105		9,413		9,789		7	3	9,703		9,004		8

Total liabilities and shareholders’ equity	$81,366		78,393		80,432		4%	1%	$79,983		73,977		8%

Net interest spread		3.50		3.35		3.52				3.48		3.48
Contribution of interest-free funds		.24		.25		.25				.25		.25
Net interest margin		3.74%		3.60%		3.77%				3.73%		3.73%

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18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of GAAP to Non-GAAP Measures

	Three months ended December 31		Year ended December 31
	2012	2011	2012	2011
Income statement data
In thousands, except per share
Net income
Net income	$296,193	147,740	$1,029,498	859,479
Amortization of core deposit and other intangible assets (1)	8,464	10,476	37,011	37,550
Merger-related gain (1)	—	—	—	(64,930)
Merger-related expenses (1)	—	10,194	6,001	52,154

Net operating income	$304,657	168,410	$1,072,510	884,253

Earnings per common share
Diluted earnings per common share	$2.16	1.04	$7.54	6.35
Amortization of core deposit and other intangible assets (1)	.07	.08	.29	.30
Merger-related gain (1)	—	—	—	(.52)
Merger-related expenses (1)	—	.08	.05	.42

Diluted net operating earnings per common share	$2.23	1.20	$7.88	6.55

Other expense
Other expense	$626,146	739,583	$2,509,260	2,478,068
Amortization of core deposit and other intangible assets	(13,865)	(17,162)	(60,631)	(61,617)
Merger-related expenses	—	(16,393)	(9,879)	(83,687)

Noninterest operating expense	$612,281	706,028	$2,438,750	2,332,764

Merger-related expenses
Salaries and employee benefits	$—	534	$4,997	16,131
Equipment and net occupancy	—	189	15	412
Printing, postage and supplies	—	1,475	—	2,663
Other costs of operations	—	14,195	4,867	64,481

Total	$—	16,393	$9,879	83,687

Efficiency ratio
Noninterest operating expense (numerator)	$612,281	706,028	$2,438,750	2,332,764

Taxable-equivalent net interest income	673,929	624,566	2,624,907	2,415,632
Other income	453,164	398,454	1,667,270	1,582,912
Less: Gain (loss) on bank investment securities	—	1	9	150,187
Net OTTI losses recognized in earnings	(14,491)	(24,822)	(47,822)	(77,035)
Merger-related gain	—	—	—	64,930

Denominator	$1,141,584	1,047,841	$4,339,990	3,860,462

Efficiency ratio	53.63%	67.38%	56.19%	60.43%

Balance sheet data
In millions
Average assets
Average assets	$81,366	78,393	$79,983	73,977
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(122)	(185)	(144)	(168)
Deferred taxes	36	54	42	43

Average tangible assets	$77,755	74,737	$76,356	70,327

Average common equity
Average total equity	$10,105	9,413	$9,703	9,004
Preferred stock	(872)	(864)	(869)	(797)

Average common equity	9,233	8,549	8,834	8,207
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(122)	(185)	(144)	(168)
Deferred taxes	36	54	42	43

Average tangible common equity	$5,622	4,893	$5,207	4,557

At end of quarter
Total assets
Total assets	$83,009	77,924
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(116)	(176)
Deferred taxes	34	51

Total tangible assets	$79,402	74,274

Total common equity
Total equity	$10,203	9,271
Preferred stock	(873)	(865)
Undeclared dividends - cumulative preferred stock	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	9,327	8,403
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(116)	(176)
Deferred taxes	34	51

Total tangible common equity	$5,720	4,753

(1)	After any related tax effect.

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19-19-19-19-19

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Income statement data
In thousands, except per share
Net income
Net income	$296,193	293,462	233,380	206,463	147,740
Amortization of core deposit and other intangible assets (1)	8,464	8,598	9,709	10,240	10,476
Merger-related expenses (1)	—	—	4,344	1,657	10,194

Net operating income	$304,657	302,060	247,433	218,360	168,410

Earnings per common share
Diluted earnings per common share	$2.16	2.17	1.71	1.50	1.04
Amortization of core deposit and other intangible assets (1)	.07	.07	.08	.08	.08
Merger-related expenses (1)	—	—	.03	.01	.08

Diluted net operating earnings per common share	$2.23	2.24	1.82	1.59	1.20

Other expense
Other expense	$626,146	616,027	627,392	639,695	739,583
Amortization of core deposit and other intangible assets	(13,865)	(14,085)	(15,907)	(16,774)	(17,162)
Merger-related expenses	—	—	(7,151)	(2,728)	(16,393)

Noninterest operating expense	$612,281	601,942	604,334	620,193	706,028

Merger-related expenses
Salaries and employee benefits	$—	—	3,024	1,973	534
Equipment and net occupancy	—	—	—	15	189
Printing, postage and supplies	—	—	—	—	1,475
Other costs of operations	—	—	4,127	740	14,195

Total	$—	—	7,151	2,728	16,393

Efficiency ratio
Noninterest operating expense (numerator)	$612,281	601,942	604,334	620,193	706,028

Taxable-equivalent net interest income	673,929	669,256	654,628	627,094	624,566
Other income	453,164	445,733	391,650	376,723	398,454
Less: Gain (loss) on bank investment securities	—	372	(408)	45	1
Net OTTI losses recognized in earnings	(14,491)	(5,672)	(16,173)	(11,486)	(24,822)

Denominator	$1,141,584	1,120,289	1,062,859	1,015,258	1,047,841

Efficiency ratio	53.63%	53.73%	56.86%	61.09%	67.38%

Balance sheet data
In millions
Average assets
Average assets	$81,366	80,432	80,087	78,026	78,393
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(122)	(136)	(151)	(168)	(185)
Deferred taxes	36	39	44	48	54

Average tangible assets	$77,755	76,810	76,455	74,381	74,737

Average common equity
Average total equity	$10,105	9,789	9,536	9,376	9,413
Preferred stock	(872)	(870)	(868)	(866)	(864)

Average common equity	9,233	8,919	8,668	8,510	8,549
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(122)	(136)	(151)	(168)	(185)
Deferred taxes	36	39	44	48	54

Average tangible common equity	$5,622	5,297	5,036	4,865	4,893

At end of quarter
Total assets
Total assets	$83,009	81,085	80,808	79,187	77,924
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(116)	(129)	(143)	(160)	(176)
Deferred taxes	34	38	41	46	51

Total tangible assets	$79,402	77,469	77,181	75,548	74,274

Total common equity
Total equity	$10,203	9,945	9,630	9,429	9,271
Preferred stock	(873)	(870)	(868)	(867)	(865)
Undeclared dividends - cumulative preferred stock	(3)	(4)	(4)	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	9,327	9,071	8,758	8,559	8,403
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(116)	(129)	(143)	(160)	(176)
Deferred taxes	34	38	41	46	51

Total tangible common equity	$5,720	5,455	5,131	4,920	4,753

(1)	After any related tax effect.

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